UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934


          Date of Report (Date of earliest reported): February 24, 2005


                        DIGITAL DESCRIPTOR SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


     DELAWARE                      000-26604                 23-2770048
(State or other jurisdiction     (Commission                (IRS Employer
  of incorporation)              File Number)             Identification No.)


    2150 HIGHWAY 35, SEA GIRT, NJ                         08750
  (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (732) 359-0260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM  1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; AND
ITEM  2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

      On March 1, 2005, Digital Descriptor Systems, Inc. (the "Company") and its wholly-owned subsidiary, CGM Applied Security Technologies, Inc. ("CGM Sub"), acquired substantially all of the assets of CGM Security Solutions, Inc., a Florida corporation ("CGM"), for (i) $1,500,000 in cash and (ii) a 2.86% promissory note (the "Note") in the principal amount of $3,500,000, subject to adjustment (the "Acquisition"). The assets of CGM were acquired pursuant to an Asset Purchase Agreement among the Company, CGM Sub and CGM dated as of February 25, 2005. In connection with the acquisition, the Company and CGM Sub each entered into an employment agreement with Erik Hoffer (the "Employment Agreement").

      The principal amount of the Note is subject to adjustment based upon the average of (i) the gross revenues of CGM Sub for the fiscal year ending December 31, 2007 and (ii) an independent valuation of CGM Sub based upon the consolidated audited financial statements of the Company and CGM Sub for the fiscal years ended December 31, 2006 and 2007. In addition, the Company has granted CGM a secondary security interest in substantially all of its assets and intellectual property.

      In connection with the Acquisition, the Company entered into a letter agreement with certain of its investors (the "Investors") which extended the maturity date of debt instruments issued on November 30, 2004 until March 1, 2008, and amended the conversion price of the debt that is held by the Investors to the lower of (i) $0.0005 or (ii) 60% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. In addition, the exercise price of the warrants held by the Investors was amended to $.001 per share.

DESCRIPTION OF BUSINESS OF CGM

      CGM is a manufacturer and distributor of indicative and barrier security seals, security tapes and related packaging security systems, protective security products for palletized cargo, physical security systems for tractors, trailers and containers as well as a number of highly specialized authentication products.

HISTORY

      CGM Security Solutions, Inc was established as a manufacturer in February 1977.

PRODUCTS

      CGM has a patent on its Secure Tract tape, super seals water gum tape, and sentry sensor. It also has exclusive rights on NAVATECH products and all seals. In addition, CGM provides authentication technology and products to clients to act as brand protection elements to finished goods. This brand protection technology can help manufacturers reduce the incidences of "knock-offs" that are common in the garment and accessory businesses. CGM's core products are: CGM Tapes, Self-Wound Security Tape, Void Labels and Void Tape for Bag Closure, SUPERSEALS(R), Custom Coated Products, CGM Conductive Inks and Membrane Switch Components, EMAPS(R), Locks, Sentry Sensor(R) and other representative items.

      SUPERSEAL(R) and self-voiding carton sealing tape known as SECURE T.R.A.C.(R) show a customized signature if attempts are made at removing them. If cut and resealed, SUPERSEAL(R) further shows an "opened" legend on the seal's center surface. With self-wound void tape, any attempt at resealing is negated by the surface coating on the tape. An "opened" legend is also left on the tape if removed. Since the products are manufactured in-house, CGM controls all features and has the ability to customize the products to the customer's needs. CGM also offers converted labels, seals, and money bags. CGM manufactures a variety of adhesives, graphics and die cut label configurations for companies whose logos always appear on the tape or label for security purposes. No generic product can be substituted for this product since no one makes an identical product.

      Uses for this product and technology include such items as:

      o     Aircraft and truck seals
      o     Fiber and Steel drum seals
      o     Motor Vehicle inspection seals
      o     Box or container closure seals
      o     Cash bag components
      o     Computer seals
      o     Validation devices
      o     General security products

      Once CGM's products are applied to a particular surface, any attempt at removal will leave a sign in the form of an indelible word or legend on the tape and a removable or permanent legend on the enclosure. The EMAPS(R) or Electro-Magnetic Asset Protection System, reflects entry by sending an electronic signal if cut. EMAPS(R) products function without the need to identify a cut visually. Both products, the labels and the scanners, are unique and only manufactured by CGM. EMAPS(R) and SECURE T.R.A.C.(R) have been patented.

PRODUCTION PROCESS

      The CGM manufacturing process can best be described as one of "converting". CGM takes highly processed materials, which are manufactured elsewhere, and converts them into finished products.

      CGM purchases processed materials from 6 to 8 key suppliers, including Dupont, Adhesive Research, Sun Microsystems and Video Jet. For OEM products, CGM purchases from approximately 15 different companies. CGM has an exclusive distribution relationship in connection with some of these products, while for other products CGM is one of few or many resellers.

MARKETS & CUSTOMERS

      The primary factors behind the need for CGM's products are: (i) the escalation of cargo theft and tampering, (ii) the need for enhanced cargo security because of the fear of terrorism, (iii) damage control of freight and cargo, (iv) the need for security products, (v) brand protection and authentication requirements and (vi) governmental and regulatory requirements.

      CGM is certified by the Customs-Trade Partnership Against Terrorism ("C-TPAT"), a joint initiative between government and business designed to protect the security of cargo entering the United States while improving the flow of trade. C-TPAT requires importers to take steps to assess, evolve and communicate new practices that ensure tighter security of cargo and enhanced security throughout the entire supply chain. In return, their goods and conveyances will receive expedited processing into the United States

PRINCIPAL CUSTOMERS

      CGM's current client base includes over 2000 national and international companies, including producers of high value items such as perfumes, computers, silicon chips, jewelry, cash and negotiable documents. The market for tamper evidence includes flavors, fragrances, foodstuffs and components. CGM's products are used by major airlines, pharmaceutical clients and numerous government agencies. CGM's products have also been recommended by major insurance companies

SALES

      CGM has four salespeople for domestic sales and representative distributors for sales abroad. CGM supplements its sales force with Internet advertising, trade shows, and PR benefits from Erik Hoffer's chairmanship of education for the National Cargo Security Council.

COMPETITION

      Several other companies manufacture products that are similar to CGM's self-voiding label stock. Their products are limited in scope and do not adequately address the issues of tampering by virtue of their inability to withstand the normal means of breaching adhesive products. However, new innovations and better sales/marketing by other companies with a product-solutions market approach could affect our ability to market our products. Currently, no other company manufactures the self-voiding label stock vertically or sells the finished product in a customized tape or seal form like CGM does. As both a manufacturer and converter, CGM delivers finished goods to users in response to their individual needs. CGM can modify its products through all phases of its development to make it user friendly and compatible with the needs of its desired application.

      No other company in the industry offers the array of products that CGM offers. There are approximately 12 seal manufacturers that offer seals and compete with each other over price. CGM sells through threat assessment and determine products on the basis of functionality.

INDUSTRY TRENDS

      It is estimated that losses from cargo theft each year reach 30-50 billions dollars globally and 12 billion dollars in the US, and that these numbers will continue to rise. (L.H. Gray, Facing the Growing Problem of Loss and Theft).

EMPLOYEES

      CGM maintains a staff of approximately 20 full-time employees, including its salespeople.

ITEM. 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

      On February 24, 2005, Michael Pellegrino, age 55, was appointed as Senior Vice President and Chief Financial Officer of the Company. From October 2003 to February 2005, Mr. Pellegrino has served a consultant to the Company. From July 1995 to February 2005, Mr. Pellegrino has worked for the Company in the positions of Chief Financial Officer, President and Chairman of the Board. He received a B.S. in science in accounting from Montclair State University, and a Masters in Finance from Rutgers University, and is a Certified Public Accountant.

      On February 24, 2005, Anthony Shupin, age 50, was appointed as Chairman of the Board of Directors of the Company. He has over 25 years experience in the areas of executive management, sales, marketing and international business development with technology, computing, aerospace and professional services companies. Since October 2003, Mr. Shupin has been President, Chief Executive Officer and a director of the Company. Prior to joining the Company, Mr. Shupin served in several capacities in the Technology and Management Consulting field. In November, 2001, he founded TShupin and Associates, a management consulting firm focused on assisting clients in the areas of Sales and Marketing, New Business Start-Up, Operational Analysis and Business/Technology Synchronization. From August 2000 to October 2001, he was a Business Development Executive in the Communications and Media practice at Deloitte Consulting. From August 1999 to August 2000, Mr. Shupin was Vice President, Business Development, of John Richard Associates, Inc. and from August 1989 to August 1999, he was a Director for International Business Development of Space Imaging, Inc. in Denver, Colorado.

      On March 1, 2005, Eric Hoffer, age 58, was appointed as Executive Vice President and a director of the Company and President of CGM Sub. Prior to joining the Company, Mr. Hoffer has been the president and chief executive officer of CGM, which he created in 1977. Prior to starting CGM, Mr. Hoffer was the national sales manager of Lamart Corporation from 1972-1977. For the past 37 years, Mr. Hoffer has designed and patented a number of theft control, authentication, barrier and theft detection products. He holds many patents and a considerable amount on corporate trade secrets in manufacturing these products. He is considered an expert in the areas of adhesive coating, conductive inks and cargo security science. For the past four 4 years, Mr. Hoffer has been the chairman of educational events for the National Cargo Security Council and previously the co-chairman of the NCSC GMATS program. Mr. Hoffer received a B.S. in industrial psychology from Northeastern University. He also holds an associates degree in transportation and traffic management.

      Pursuant to the Employment Agreement, Mr. Hoffer will be employed as Executive Vice President of the Company for an initial term of three years, which may be extended, and President of CGM Sub for an initial term of one year, which may be renewed for successive one-year terms. Pursuant to the Employment Agreement, Mr. Hoffer will receive a base salary of $200,000, a bonus of 5% of the gross margin sales increase over the prior year's gross margin sales of CGM products and customary benefits and reimbursements.

ITEM 8.01 OTHER EVENTS

      On March 2, 2005, the Company issued a press release announcing the acquisition. A copy of this press release has been filed with the Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)   Financial statements of businesses acquired.

      1. Audited Financial Statements of CGM for the years ended December 31, 2004 and 2003 - To be filed by amendment

      2. Unaudited Financial Statements of CGM for the nine-month period ended September 30, 2004 - To be filed by amendment.

(b)   Pro forma financial information.

      Pro forma financial information - To be filed by amendment

c)    The following exhibits are filed herewith:

Exhibit No.   Description
-------------------------

4.1 2.86% Secured Convertible Promissory Note in the name of CGM Security Solutions, Inc., dated February 25, 2005

4.2 Security Agreement dated February 25, 2005 by and between CGM Applied Security Technologies, Inc. and CGM Security Solutions, Inc.

4.3 Intellectual Property Security Agreement dated February 25, 2005 by and between CGM Applied Security Technologies, Inc. and CGM Security Solutions, Inc.

4.4 Letter Agreement, by and among the Company, AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. And AJW Qualified partners, LLC, dated January 31, 2005

10.1 Asset Purchase Agreement dated February 25, 2005 by and among the Company, CGM Applied Security Technologies, Inc. and CGM Security Solutions, Inc.

10.2 Employment Agreement, dated February 25, 2005, by and among the Company, CGM Applied Security Technologies, Inc. and Erik Hoffer

99.1 Press Release of the Company, dated March 2, 2005, announcing the acquisition of the assets of CGM Security Solutions, Inc.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 DIGITAL DESCRIPTOR SYSTEMS, INC.


Date: March 2, 2005              /s/ Anthony Shupin
                                 ---------------------------
                                 Anthony Shupin
                                 President, Chief Executive Officer,
                                 acting Chief Financial Officer and Director